Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies Holdings, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SS&C Technologies Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

August 2, 2019